EXHIBIT 23.2
                  INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration
Statement No. 333-86049 of El Paso Energy Corporation on Form S-3, of our report dated February 8, 2000, appearing in the Current Report on Form 8-K of El Paso Energy Corporation dated March 10, 2000.

/s/Deloitte & Touche LLP
   Deloitte & Touche LLP

Houston, Texas
October 17, 2000